Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

WK KELLOGG CO

ARTICLE ONE

The name of the corporation is WK Kellogg Co (the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

The nature and purpose of the business of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

ARTICLE FOUR

Section 1. Authorized Shares. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,050,000,000 shares, consisting of two classes as follows:

1. 50,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”); and

2. 1,000,000,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”).

The Preferred Stock and the Common Stock shall have the designations, rights, powers and preferences and the qualifications, restrictions and limitations thereof, if any, set forth below.

Section 2. Preferred Stock. The Board of Directors of the Corporation (the “Board of Directors”) is authorized, subject to limitations prescribed by law, to provide, by resolution or resolutions, for the issuance of shares of Preferred Stock in one or more series, and with respect to each series, to establish the number of shares to be included in each such series, and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional or other special rights, if any, of the shares of each such series, and any qualifications, limitations or restrictions thereof. The powers (including voting powers), preferences, and relative, participating, optional and other special rights of each series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the approval of the Board of Directors and by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, without the separate vote of the holders of the Preferred Stock as a class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 3. Common Stock.

(a) Except as otherwise provided by the DGCL or this certificate of incorporation (as it may be amended and/or restated from time to time, the “Restated Certificate”) and subject to the rights of holders of any series of Preferred Stock then outstanding, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock and the holders of Preferred Stock shall not be entitled to vote on any matter except as required by law or provided in this Restated Certificate (including any certificate of designation relating to any series of Preferred Stock). Each share of Common Stock shall entitle the holder thereof to one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

(b) Except as otherwise required by law or expressly provided in this Restated Certificate, each share of Common Stock shall have the same powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.

(c) Subject to the rights of the holders of any series of Preferred Stock then outstanding and to the other provisions of applicable law and this Restated Certificate, holders of Common Stock shall be entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property of the Corporation if, as and when declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(d) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the Corporation’s debts and any other payments required by law and subject to the right, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common

Stock as to distributions upon dissolution or liquidation or winding up of the Corporation , the remaining assets of the Corporation shall be distributed to the holders of shares of Common Stock equally on a per share basis. Subject to the rights of the holders of any series of Preferred Stock then outstanding and to the other provisions of this Restated Certificate (including any certificate of designation relating to any series of Preferred Stock), a merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the Corporation shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Paragraph (d).

ARTICLE FIVE

Section 1. Board of Directors. Except as otherwise provided in this Restated Certificate or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2. Number of Directors. Subject to any rights of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances or otherwise, the number of directors which shall constitute the whole Board of Directors shall not be less than six (6) or more than fifteen (15), shall be eight (8) upon the effectiveness of the Restated Certificate and, thereafter, shall be fixed from time to time exclusively by resolution of the Board of Directors.

Section 3. Classes of Directors. From the effective date of when the shares of Common Stock are first publicly traded (the “Effective Date”) until the third annual meeting of stockholders following the Effective Date (the “Sunset Date”), and subject to the succeeding provisions of this Section (3) and Section (5) of this Article FIVE, the directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of an equal number of directors. The Board of Directors is authorized to assign members of the Board already in office to their respective class. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders following the Effective Date; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the Effective Date; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders following the Effective Date. Directors elected at the first annual meeting following the Effective Date will serve a two year term expiring at the third annual meeting of stockholders following the Effective Date. Directors elected at the second annual meeting following the Effective Date will serve a one year term expiring at the third annual meeting of stockholders following the Effective Date. Commencing with the third annual meeting of stockholders following the Effective Date, the classification of the Board of Directors shall terminate, and each director shall be elected to serve a term of one year, with each director’s term to expire at the annual meeting of stockholders next following the director’s election. If the number of directors is changed prior to the Sunset Date, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

Section 4. Election and Term of Office. Elections of directors need not be by written ballot unless the Bylaws of the Corporation (as amended and/or restated, the “Bylaws”) shall so provide.

Section 5. Newly-Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or any other cause may be filled only by resolution of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and may not be filled by any other person or persons. A director elected or appointed to fill a vacancy shall serve for the unexpired term of his or her predecessor in office and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Until the Sunset Date, a director elected or appointed to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been elected or appointed and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

Section 6. Removal and Resignation of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding and notwithstanding any other provision of this Restated Certificate, prior to the Sunset Date, directors may be removed only for cause upon the affirmative vote of stockholders representing a majority of the voting power of the then outstanding shares of capital stock of the Corporation then entitled to vote thereon. Following the Sunset Date, directors may be removed with or without cause upon the affirmative vote of stockholders representing a majority of the voting power of the then outstanding shares of capital stock of the Corporation then entitled to vote thereon. Any director may resign at any time upon notice in writing or by electronic transmission to the Corporation.

Section 7. Rights of Holders of Preferred Stock. Notwithstanding the provisions of this ARTICLE FIVE, whenever the holders of one or more series of Preferred Stock shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be subject to the rights of such series of Preferred Stock. During any period when the holders of any series of Preferred Stock, voting separately as a series or together with one or more series, have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

Section 8. Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

ARTICLE SIX

Section 1. Limitation of Liability.

(a) Except to the extent that the DGCL, as the same exists or hereafter may be amended, prohibits the elimination or limitation of liability of directors or officers for breaches of fiduciary duty, no person who is or was a director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, notwithstanding any provision of law imposing such liability.

(b) No amendment to or repeal of this provision or by changes in law, or the adoption of any other provision of this Restated Certificate inconsistent with the foregoing paragraph, unless otherwise required by law, shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment, repeal or adoption of such inconsistent provision, provided, however, that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ARTICLE SEVEN

Section 1. Action by Written Consent. Any action required or permitted to be taken by the Corporation’s stockholders may be taken only at a duly called annual or special meeting of the Corporation’s stockholders and the power of stockholders to act by consent without a meeting is specifically denied; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided in the resolutions creating such series of Preferred Stock.

Section 2. Special Meetings of Stockholders. Subject to the rights of the holders of any series of Preferred Stock then outstanding and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only (i) by such number of directors constituting not less than two-thirds of the Board of Directors, (ii) by the Chair of the Board of Directors or (iii) by the Chair of the Board of Directors at the written request of one or more stockholders that collectively own at least 20% of the outstanding shares of capital stock of the Corporation entitled to vote on the matter for which such meeting is to be called, in each case, in the manner provided for in the Bylaws. Any business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of the meeting.

Section 3. Amendments to the Bylaws. Subject to the rights of holders of any series of Preferred Stock then outstanding, in furtherance and not in limitation of the powers conferred by law, the Bylaws may be amended, altered or repealed and new bylaws made by, (i) the Board of Directors or (ii) by the stockholders by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, which vote shall be in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any certificate of designation relating any series of Preferred Stock).

Section 4. Amendments to this Restated Certificate. Subject to the rights of holders of any series of Preferred Stock then outstanding, and in addition to any other vote required by law or this Restated Certificate, no provision of ARTICLE FIVE, ARTICLE SIX, ARTICLE SEVEN, ARTICLE EIGHT, OR ARTICLE NINE of this Restated Certificate may be altered, amended or repealed in any respect, nor may any provision of this Restated Certificate or the Bylaws inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.

ARTICLE EIGHT

Section 1. Exclusive Forum.

(a) Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty by, or other wrongdoing by, any current or former director, officer, or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, or a claim of aiding and abetting any such breach of fiduciary duty, (iii) any action asserting a claim against the Corporation or any director, officer, or stockholder of the Corporation arising pursuant to any provision of the DGCL, the Restated Certificate or the Bylaws of the Corporation (as either may be amended, restated, modified, supplemented or waived from time to time), (iv) any action to interpret, apply, enforce or determine the validity of the Restated Certificate or the Bylaws of the Corporation (as either may be amended), (v) any action asserting a claim against the corporation or any director, officer, or stockholder of the Corporation governed by the internal affairs doctrine or (vi) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. For the avoidance of doubt, this Section 1(a) of ARTICLE EIGHT shall not apply to any action or proceeding asserting a claim under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

(b) Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against the Corporation or any director, officer, employee or agent of the Corporation.

Section 2. Notice. Any Person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation (including, without limitation, shares of Common Stock) shall be deemed to have notice of and to have consented to the provisions of this ARTICLE EIGHT.

ARTICLE NINE

If any provision or provisions of this Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Restated Certificate (including, without limitation, each portion of any paragraph of this Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby.

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